UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 17, 2009

INOVA TECHNOLOGY, INC.
(Formerly Edgetech Services. Inc.)
(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

NEVADA	000-27397	98-0204280
(STATE OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

2300 W. Sahara Ave. Suite 800 Las Vegas, NV 89102
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

800 757 9808
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 8.01 Other events

Inova Releases 10K: Revenue Increased from $5.4 million to $22.6 million

Inova Technology (“INVA”) has released its 10K for the year ending April 2009.  For the year ending in April 2009 revenue increased from $5.4 million to $22.6 million and ebitda increased from $89,000 to $2.5 million mainly due to the acquisition and successful integration of Desert Communications and Trakkers.

Total assets increased from $10.5 million to $14.7 million. Shareholder equity increased from $1.4 million to $3.9 million.

“We are very pleased with the Company’s performance during such a challenging period. This is the result of our management and employees’ ability to execute well developed business plans under stressful recessionary conditions”, said CEO, Mr. Adam Radly.

(b)   Exhibits*.

Exhibit No.	Item

1	Press Release

* Pursuant to Item 601(b)(2) of Regulation S-K, certain of the exhibits and schedules may have been omitted. If so, such exhibits and schedules will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Inova Technology, Inc.

Date: August 17, 2009	By:	/s/ Adam Radly
Adam Radly
Chairman & Chief Executive Officer